UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

Ubiquiti Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 Orchard Pkwy

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 942-3085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2012, Ubiquiti Networks, Inc. (the “Company”), entered into a retention agreement (the “Agreement”) with John Ritchie pursuant to which Mr. Ritchie will continue to serve as the Company’s principal financial officer through February 28, 2013. Under the terms and subject to the conditions of the Agreement, Mr. Ritchie will receive (i) his salary rate currently in effect, (ii) a pro rata portion of his target bonus for the fiscal year ending June 30, 2013 and (iii) payments for continued health coverage under the Company’s group health plan until December 31, 2013. While Mr. Ritchie is employed with the Company, all stock options held by Mr. Ritchie will continue to vest and be exercisable in accordance with their terms.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 28, 2012	Ubiquiti Networks, Inc.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer